Exhibit 99.1

NEWS RELEASE

300 Perimeter Park Drive, Suite A Morrisville, North Carolina 27560 919.468.0399	Company Contact: Timothy Krist Chief Financial Officer 919.468.0399, ext. 295 tkrist@charlesandcolvard.com	Investor Relations: Christopher Schreiber Taglich Brothers, Inc. Investor Relations Counsel 800.383.8464 cs@taglichbrothers.com

FOR IMMEDIATE RELEASE

CHARLES & COLVARD REPORTS FOURTH QUARTER SALES INCREASE 13% AS FULL YEAR SALES INCREASE 40% OVER PRIOR-YEAR

MORRISVILLE, N.C. – February 26, 2013 – Charles & Colvard, Ltd. (NASDAQ Global Select Market: CTHR), the sole manufacturer of created moissanite gemstones, The Most Brilliant Jewel in the World®, today announced that net sales for the fourth quarter and year ended December 31, 2012 increased 13% and 40%, respectively, over the prior-year periods.

Financial Highlights:

•	Q4 net sales increase 13% to $8.1 million vs. $7.2 million in Q4 2011, and full year net sales increase 40% to $22.4 million vs. $16.0 million in 2011

•
Profitable Q4 and full year – Q4 net income of $4.2 million after approximate $471,000 incremental quarter-over-quarter investment in consumer-direct business models, vs. prior-year period net income of $1.8 million; full year net income of $4.4 million after approximate $2.7 million incremental year-over-year investment in consumer-direct business models, vs. prior-year net income of $1.6 million

•	Income tax benefit in Q4 of $3.8 million and full year of $4.1 million

•	$12.4 million cash and investments and no long-term debt at 12/31/12

•	Positive cash flow from operations in Q4 of $679,000 and full year of $2.8 million

Net sales for the three months ended December 31, 2012 increased 13% to approximately $8.1 million, compared with approximately $7.2 million in net sales during the corresponding period of the previous year.  Loose moissanite gemstone sales decreased 3% to approximately $4.7 million, compared with approximately $4.8 million in the corresponding period of the previous year.  Finished jewelry sales increased 45% to approximately $3.4 million, compared with approximately $2.4 million in the corresponding period of the previous year.

Net sales for the year ended December 31, 2012 increased 40% to approximately $22.4 million, compared with approximately $16.0 million in net sales during the year ending December 31, 2011.  Loose moissanite gemstone sales increased 24% to approximately $15.0 million, compared with approximately $12.1 million in the previous year.  Finished jewelry sales increased 87% to approximately $7.4 million, compared with approximately $4.0 million in the previous year.

The Company recorded net income of $4.2 million, or $0.21 per diluted share, in the fourth quarter of 2012, representing an approximate $2.4 million improvement relative to net income of $1.8 million, or $0.09 per diluted share, in the fourth quarter of 2011.  For the year ended December 31, 2012, the Company recorded net income of $4.4 million, or $0.22 per diluted share, representing an approximate $2.8 million improvement relative to net income of $1.6 million, or $0.08 per diluted share, in the previous year.  Fourth quarter 2012 net income included a $3.8 million tax benefit resulting from the Company’s reduction of a valuation allowance on certain deferred tax assets based on management’s expectation of their future utilization.  In addition to this, full year 2012 net income also included an income tax benefit of approximately $320,000 generated by the reversal of a liability for an uncertain tax position resulting from a voluntary disclosure agreement the Company entered into with a taxing authority.

Operating expenses increased $1.3 million, or 56%, and $4.0 million, or 49%, during the fourth quarter and year ended December 31, 2012, respectively, when compared to the same periods of 2011.  Of these increases, sales and marketing expenses increased $1.6 million, or 150%, and $4.1 million, or 125%, during the fourth quarter and year ended December 31, 2012, respectively, when compared with the same periods in 2011.  These increases were primarily due to the Company’s ongoing investments in marketing and branding initiatives to better position Charles & Colvard’s product lines in the marketplace, as well as marketing investments and key strategic personnel additions in support of its direct-to-consumer Moissanite.com e-commerce and Lulu AvenueTM home party businesses.

“Our continued success growing our business at Charles & Colvard is a tribute to the many initiatives put in place over the past three years.  We are very pleased with our results in the fourth quarter and for the year,” stated Randy N. McCullough, Chief Executive Officer of Charles & Colvard, Ltd.  “Our wholesale business executed exceptionally throughout the year, providing significant increases in sales of loose jewels and finished jewelry; both providing the necessary cash flow to grow our consumer-direct businesses as we invest in our future.  In addition to this, finishing the year with a $2.8 million positive cash flow after approximate $2.7 million incremental year-over-year investment in our consumer-direct business models highlights our strong financial performance, making our results even more gratifying to us.

“In addition, investments in improving our information technology infrastructure paid off as the volume of transactions increased with sales, thereby validating our ability to operationally execute during the ramp up.  Continuous process improvement is top of mind throughout our company as we focus on 2013.

“Moissanite.com launched a new software platform in the fourth quarter, providing many site functionality improvements that resulted in considerable revenue growth that we expect, with annual traffic of over one million visitors, will continue to increase.  Also during the fourth quarter, our Lulu AvenueTM direct sales initiative underwent a significant remake with the addition of the JudeFrances team developing an exclusive product line and creating catalogs and marketing collateral targeting second quarter of 2013.  Several improvements in both the front-end and back-office system are designed to better support our Lulu AvenueTM field personnel in their businesses while providing operational support to drive the business forward.  We believe our investment in Lulu AvenueTM will begin to yield higher revenues in

2013 while significantly increasing our market exposure and our revenue streams for years to come.

“We recently announced the production of new raw material providing the opportunity for continued enhancements in our manufacturing processes as our team works closely in a collaborative effort with a designated team at Cree.  Initial results are very promising, providing the opportunity to further explore the gemstone enhancement process for our products, Charles & Colvard Created Moissanite® and Forever Brilliant®, beginning with the initial growth of the SiC crystal.  Everyone at Charles & Colvard is excited to work together with Cree, the world’s leading producer of SiC crystals, on this ongoing strategic initiative.”

“Our expectations for the first quarter of 2013, based on the to-date execution of our direct and wholesale businesses, are for continued stronger sales.  Our objectives are focused on steadily building a solid foundation, now and for the long term health of our business…to win with consumers by providing a superior gem backed with world class service; and to deliver total shareholder return that ranks Charles & Colvard among the best performing companies in our industry.  We are confident that we are doing what is right and necessary to achieve these objectives,” concluded McCullough.

Financial Position

Cash and liquid long-term investments totaled $12.4 million at December 31, 2012, up from approximately $10.5 million at December 31, 2011, and the Company had no long-term debt outstanding as of December 31, 2012.  Cash generated from operations totaled $679,000 and $2.8 million during the three months and year ended December 31, 2012, respectively.  During the fourth quarter of 2012, the primary drivers of positive cash flow were the Company’s net income of $4.2 million that included $3.4 million of net non-cash benefit, an increase in interest receivable of $8,000, a net decrease in inventory of $782,000, an increase in trade accounts payable of $1.2 million, and a net increase in accrued liabilities of $87,000.  These factors more than offset an increase in trade accounts receivable of $2.1 million and an increase in prepaid expenses and other assets of $34,000.

During the year ended December 31, 2012, the primary drivers of positive cash flow were the Company’s net income of $4.4 million that included $1.6 million of net non-cash benefit, an increase in interest receivable of $11,000, a net decrease in inventory of $2.1 million, and an increase in trade accounts payable of $1.1 million. These factors more than offset an increase in trade accounts receivable of $2.6 million, an increase in prepaid expenses and other assets of $316,000, and a net decrease in accrued liabilities of $353,000.

Total inventory, including long-term and consignment inventory, approximated $32.8 million as of December 31, 2012, which was down from approximately $35.0 million at the end of 2011 primarily as a result of sales, offset in part by purchases during the year of jewelry castings, findings, and other jewelry components; fashion finished jewelry in support of the Company’s home party direct sales business; and production of moissanite gemstones.  Net trade accounts receivable approximated $8.1 million at December 31, 2012, up $2.0 million from December 31, 2011.

Investor Conference Call

The Company will host an investor conference call at 11:15 a.m. EST today, February 26, 2013, to discuss its fourth quarter and full year 2012 operating results, along with other topics of interest.  Shareholders and other interested parties may participate in the conference call by dialing 877-317-6789 (international/local participants dial 412-317-6789) and asking to be connected to the “Charles & Colvard, Ltd. Conference Call” a few minutes before 11:15 a.m. EST on Tuesday, February 26, 2013.  The call will also be broadcast live on the Internet at www.visualwebcaster.com/event.asp?id=91612.

A replay of the conference call will be available one hour after the call until 9:00 a.m. EST on Friday, March 8, 2013 by dialing 877-344-7529 (U.S.) or 412-317-0088 (international) and entering the conference ID number 10023598.

The conference call will also be archived for review on the Internet at www.visualwebcaster.com/event.asp?id=91612 and on the Company’s website at www.charlesandcolvard.com until Friday, March 8, 2013.

About Charles & Colvard, Ltd.

Charles & Colvard, Ltd., based in the Research Triangle Park area of North Carolina, is the global sole source of moissanite, a unique, near-colorless created gemstone that is distinct from other gemstones and jewels based on its exceptional fire, brilliance, luster, durability, and rarity.  Charles & Colvard Created Moissanite® and Forever Brilliant® are currently incorporated into fine jewelry sold through domestic and international retailers and other sales channels.  Charles & Colvard, Ltd. is headquartered in Morrisville, North Carolina, and its common stock is listed on the NASDAQ Global Select Market under the symbol “CTHR.”  For more information, please visit www.charlesandcolvard.com.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Statements expressing expectations regarding our future and projections relating to products, sales, revenues, and earnings are typical of such statements and are made under the Private Securities Litigation Reform Act of 1995.  These forward-looking statements include, but are not limited to, statements about our plans, objectives, representations, and contentions and are not historical facts and typically are identified by use of terms such as “may,” “will,” “should,” “could,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “continue,” and similar words, although some forward-looking statements are expressed differently.

All forward-looking statements are subject to the risks and uncertainties inherent in predicting the future.  You should be aware that although the forward-looking statements included herein represent management’s current judgment and expectations, our actual results may differ materially from those projected, stated, or implied in these forward-looking statements as a result of many factors including, but not limited to, our dependence on consumer acceptance and growth of sales of our products resulting from our strategic initiatives; our ability to fulfill orders on a timely basis; dependence on a limited number of customers; our current wholesale customers’ potential perception of us as a competitor in the finished jewelry business; dependence on Cree, Inc. as the sole current supplier of the raw material; intense competition in the worldwide jewelry industry; general economic and market conditions, including the current economic environment; the financial condition of our major customers; risks of conducting business in foreign countries; the pricing of precious metals, which is beyond our control; the potential impact of seasonality on our business; our ability to protect our intellectual property; the risk of a failure of our information technology infrastructure to protect confidential information and prevent security breaches; and possible adverse effects of governmental regulation and oversight, in addition to the other risks and uncertainties described in our filings with the Securities and Exchange Commission, or the SEC, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 and subsequent reports filed with the SEC.  Forward-looking statements speak only as of the date they are made.  We undertake no obligation to update or revise such statements to reflect new circumstances or unanticipated events as they occur except as required by the federal securities laws, and you are urged to review and consider disclosures that we make in the reports that we file with the SEC that discuss other factors relevant to our business.

(Financial Highlights Follow)

Charles & Colvard, Ltd.
Consolidated Statements of Operations
(unaudited)

	Year Ended December 31,
	2012	2011
Net sales	$22,412,810	$16,033,408
Costs and expenses:
Cost of goods sold	9,959,500	6,510,452
Sales and marketing	7,443,784	3,312,383
General and administrative	4,756,432	4,671,111
Research and development	17,013	145,720
Loss on abandonment of assets	2,016	94,408
Total costs and expenses	22,178,745	14,734,074
Income from operations	234,065	1,299,334
Other income (expense):
Interest income	69,520	85,271
Interest expense	(1,260)	(1,141)
Gain on call of long-term investments	-	721
Total other income	68,260	84,851
Income before income taxes	302,325	1,384,185
Income tax net benefit	4,146,651	183,947
Net income	$4,448,976	$1,568,132

Net income per common share:
Basic	$0.23	$0.08
Fully diluted	$0.22	$0.08

Weighted average number of shares used in computing net income per common share:
Basic	19,581,670	19,443,288
Fully diluted	19,967,271	19,703,204

Charles & Colvard, Ltd.
Consolidated Balance Sheets
(unaudited)

	December 31,
	2012	2011
ASSETS
Current assets:
Cash and cash equivalents	$11,860,842	$6,701,701
Accounts receivable, net	8,100,670	6,064,764
Interest receivable	694	12,109
Inventory, net	8,442,430	6,849,592
Held-to-maturity investments	505,068	-
Prepaid expenses and other assets	737,406	419,729
Deferred income taxes	1,104,505	-
Total current assets	30,751,615	20,047,895
Long-term assets:
Held-to-maturity investments	-	3,760,399
Inventory, net	24,365,743	28,157,497
Property and equipment, net	1,746,792	1,420,971
Intangible assets, net	346,732	248,812
Deferred income taxes	2,749,333	-
Other assets	12,199	13,746
Total long-term assets	29,220,799	33,601,425
TOTAL ASSETS	$59,972,414	$53,649,320

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,112,585	$1,060,937
Accrued cooperative advertising	200,000	213,000
Accrued expenses and other liabilities	574,522	581,009
Total current liabilities	2,887,107	1,854,946
Long-term liabilities:
Accrued income taxes	408,131	741,645
Total liabilities	3,295,238	2,596,591
Commitments and contingencies
Shareholders’ equity:
Common stock, no par value; 50,000,000 shares authorized; 19,654,050 and 19,454,689 shares issued and outstanding at December 31, 2012 and 2011, respectively	53,318,044	52,833,716
Additional paid-in capital – stock-based compensation	8,459,020	7,767,877
Accumulated deficit	(5,099,888)	(9,548,864)
Total shareholders’ equity	56,677,176	51,052,729
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$59,972,414	$53,649,320

Charles & Colvard, Ltd.
Consolidated Statements of Cash Flows
(unaudited)

	Year Ended December 31,
	2012	2011
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$4,448,976	$1,568,132
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	608,165	299,550
Amortization of bond premium	5,331	4,498
Stock-based compensation	1,017,078	983,504
Provision for uncollectible accounts	245,582	430,261
Provision for sales returns	307,000	39,000
Provision for inventory reserves	102,000	(274,000)
Benefit for deferred income taxes	(3,853,838)	-
Loss on abandonment of assets	2,016	94,408
Gain on call of long-term investments	-	(721)
Changes in assets and liabilities:
Accounts receivable	(2,588,488)	(2,854,884)
Interest receivable	11,415	(5,946)
Income tax receivable	-	113,030
Inventory	2,096,916	2,649,412
Prepaid expenses and other assets, net	(316,130)	(88,348)
Accounts payable	1,051,648	518,853
Accrued cooperative advertising	(13,000)	(101,000)
Accrued income taxes	(333,514)	(195,769)
Other accrued liabilities	(6,487)	272,356
Net cash provided by operating activities	2,784,670	3,452,336

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(868,986)	(1,385,132)
Purchases of long-term investments	-	(6,995,625)
Proceeds from call of long-term investments	3,250,000	4,250,000
Patent, license rights, and trademark costs	(164,936)	(48,715)
Net cash provided by (used in) investing activities	2,216,078	(4,179,472)

CASH FLOWS FROM FINANCING ACTIVITIES:
Stock option exercises	158,393	47,234
Share repurchases	-	(354,441)
Net cash provided by (used in) financing activities	158,393	(307,207)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	5,159,141	(1,034,343)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	6,701,701	7,736,044
CASH AND CASH EQUIVALENTS, END OF PERIOD	$11,860,842	$6,701,701

Supplemental disclosure of cash flow information:
Cash paid during the year for interest	$1,260	$1,141
Cash paid during the year for income taxes	$52,523	$-

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